                                                                      EXHIBIT 12



                        ICF KAISER INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars  in thousands)

                                                Ten months                  Year ended                  Six months
                                 Year Ended       ended      ----------------------------------------     ended
                                February 28,   December 31,  December 31,  December 31,  December 31,    June 30,
                                    1995           1995          1996          1997          1998          1999
                                -------------  ------------  ------------  ------------  -------------  -----------

Income (loss) before income
 taxes, minority interest or
 income or loss from equity
 investees, discontinued
 operations, extraordinary
 item and cumulative effect
 of accounting change                $(2,848)       $ 3,180       $10,469       $   260     $(103,146)    $(26,495)
                                ============   ============  ============  ============  ============   ==========

Total Fixed Charges:

Interest expense                     $14,799        $13,255       $17,334       $18,276     $  20,279     $ 12,209
                                ============   ============  ============  ============  ============   ==========

Income (loss) before income
 taxes, minority interest or
 income or loss from equity
 investees, discontinued
 operations, extraordinary
 item and cumulative effect
 of accounting change plus
 fixed charges                       $11,951        $16,435       $27,803       $18,536     $ (82,867)    $(14,286)
                                ============   ============  ============  ============  ============   ==========
Ratio of earnings to fixed
 charges                                  (A)          1.24          1.60          1.01            (A)          (A)
                                ============   ============  ============  ============  ============   ==========



(A) Earnings for these periods are inadequate to cover fixed charges. The deficiency, calculated as the dollar amount of earnings required to attain a ratio of one-to-one, for the year ended February 28, 1995, December 31, 1998 and the six months ended June 30, 1999 was $2,848, $103,146 and $26,495, respectively.